EXHIBIT 99.1

                      [PULASKI FINANCIAL CORP. LETTERHEAD]


                    PULASKI FINANCIAL ANNOUNCES NEW DIRECTOR

St. Louis, July 27, 2009 - Pulaski Financial Corp. (Nasdaq Global Select: PULB) today announced the appointment of Kathryn Bader to its Board of Directors.

Ms. Bader is Vice President and Senior Credit Officer for Virtual Reality Enterprises, LLC, a St. Louis-based real estate company. She previously served as Chairman and CEO of U.S. Bancorp Community Development Corp., a wholly-owned subsidiary of U.S. Bank that makes investments in low-income housing, historic rehabilitation projects, and other community development projects. In her role with USBCDC, Bader helped channel millions of dollars into the revitalization of St. Louis. Bader currently serves on the Boards of Directors of BJC HealthCare, Barnes-Jewish Hospital and the Greater St. Louis Community Foundation.

"We are thrilled to have Kathy join Pulaski Financial," said Stan Bradshaw, Chairman of the Board. "Her many years of experience as a bank executive, her commitment to the St. Louis community, and her in-depth knowledge of our market make her a valuable addition to our Board."

"I am excited and honored to be joining such a long-standing and dynamic banking organization," commented Bader. "Pulaski is extremely well positioned to meet the challenges these economic times present. I am looking forward to working with the Board and the Pulaski team to help them attain their goals."

ABOUT PULASKI FINANCIAL Pulaski Financial Corp., operating in its 87th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The Bank offers a full line of quality retail and commercial banking products through 12 full-service branch offices in St. Louis and three loan production offices in Kansas City and the St. Louis metropolitan area. The Company's website can be accessed at www.pulaskibankstl.com.
                                     ----------------------


THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS ABOUT PULASKI FINANCIAL CORP., WHICH THE COMPANY INTENDS TO BE COVERED UNDER THE SAFE HARBOR PROVISIONS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS THAT ARE NOT HISTORICAL OR CURRENT FACTS, INCLUDING STATEMENTS ABOUT BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS COVER, AMONG OTHER THINGS, ANTICIPATED FUTURE REVENUE AND EXPENSES AND THE FUTURE PLANS AND PROSPECTS OF THE COMPANY. THESE STATEMENTS OFTEN INCLUDE THE WORDS "MAY," "COULD," "WOULD," "SHOULD," "BELIEVES," "EXPECTS," "ANTICIPATES," "ESTIMATES," "INTENDS," "PLANS," "TARGETS," "POTENTIALLY," "PROBABLY," "PROJECTS," "OUTLOOK" OR SIMILAR EXPRESSIONS. YOU ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS INVOLVE UNCERTAINTIES, AND IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED, INCLUDING CHANGES IN GENERAL BUSINESS AND ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, LEGAL AND REGULATORY DEVELOPMENTS, INCREASED COMPETITION FROM BOTH BANKS AND NON-BANKS, CHANGES IN CUSTOMER BEHAVIOR AND PREFERENCES, AND EFFECTS OF CRITICAL ACCOUNTING POLICIES AND JUDGMENTS. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2008 ON FILE WITH THE SEC, INCLUDING THE SECTIONS ENTITLED "RISK FACTORS." THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THEM IN LIGHT OF NEW INFORMATION OR FUTURE EVENTS.

FOR ADDITIONAL INFORMATION CONTACT:
Gary W. Douglass
President and Chief Executive Officer
Pulaski Financial Corp.
(314) 878-2210 Ext. 5101